Agreement

drawn up and signed in Beersheba on September 8, 1998

Between: The Association for the Development of International Energy Projects, association no. 580167419, POB 653, Beersheba, (hereinafter: the "Association",

                                                                 of the one part

And Solmecs (Israel) Ltd. P.C. 51-08555D-1, Omer Industrial Park, Building D3, (hereinafter: the Company"),

                                                               of the other part

Whereas the Association possesses applicable ideas and/or technological and/or scientific knowledge in all matters pertaining to a technology for the reduction of levels of CO2 emissions into the atmosphere by means of a deep cooling system, (hereinafter: the "CO2 Technology"), and a technology for the direct conversion of solar energy into electricity by means of photovoltaic cells, (hereinafter: the "Conversion Technology"),

Whereas the Association has invested work and budgets in the development of the above-mentioned technologies, (hereinafter: the "Technologies"), and it wishes to sell and transfer all its rights thereto to the Company, and enable the Company to make unlimited commercial use of the Technologies, all in accordance with the terms of this agreement,

Whereas the Association has presented to the Company an estimate of its expenses in respect of each of the two technologies, as set forth in Appendix A of this contract (hereinafter: the "Expenses"),

Whereas the Company has agreed to purchase from the Association all its rights to the Technologies, taking into account the Expenses as set forth above, all in accordance with the terms of this contract,

Wherefore   the parties have declared, agreed and stipulated as follows:

1. The preamble to this agreement, including the declarations of the parties which are included therein, constitutes an integral part thereof.


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2.   The Association is selling and transferring to the Company, and the Company is buying and receiving from the Association, all its rights to the Technologies from the date of signature of this contract by the two parties, subject to the fulfillment by the Company of all its obligations pursuant to this contract.


3. The Company undertakes to pay to the Association, as reimbursement for the expenses it has incurred in the development of the Technologies, the following consideration:

     a. A one-off payment shall be made in NIS for the CO2 Technology, equivalent to US$ 30,000 (thirty thousand US dollars), in accordance with the representative rate which shall be known on the actual date of payment. This amount shall be paid to the Association in two equal installments as follows:

          (1) First installment of $ 15,000 shall be paid 30 days after signature of this contract.

          (2) Second installment of $ 15,000 shall be paid 30 days from the date on which the Company records the first profit resulting from a transaction for the application and/or sale of this technology.

          (3) VAT, to be paid by the Company, shall be added to the aforementioned amounts in accordance with the law, if the transaction is subject to VAT.

     b. A one-off payment shall be made in NIS for the Conversion Technology, equivalent to US$ 30,000 (thirty thousand US dollars), in accordance with the representative rate which shall be known on the actual date of payment. This amount shall be paid to the Association in two equal installments as follows

          (1) First installment of $ 15,000 shall be paid 30 days after signature of this contract.

          (2) Second installment of $ 15,000 shall be paid 30 days from the date on which the Company records the first profit resulting from a transaction for the application and/or sale of this technology.

          (3) VAT, to be paid by the Company, shall be added to the aforementioned amounts in accordance with the law, if the transaction is subject to VAT.

     c. In addition to the one-off payment, the Company shall pay to the Association royalties from sales of developments and/or applications and/or any products based on either one of the two aforementioned technologies, which it shall sell and/or hand over in return for a

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          consideration in any other manner, at a rate of 0.25% (one quarter of one percent) of any consideration received (hereinafter: the "Royalties").

     d. Said Royalties shall be paid to the Association by the Company according to the rate at which it receives the consideration from the sales and/or transactions which it shall effect in connection with the Technologies, but, in any event, the Company shall be obliged to transfer the Royalties within 30 days from the date on which it receives the consideration which is the basis for these Royalties.

     e. Notwithstanding the aforesaid, it is agreed by the parties that the maximum amount that the Company shall pay to the Association in the form of royalties shall not exceed US$ 50,000 (fifty thousand US dollars) for each one of the two above-mentioned technologies.

     f. VAT, to be paid by the Company, shall be added to the Royalties in accordance with the law, if the tax authorities determine that they are subject to VAT.

4. It is agreed by the parties that, upon transfer of the rights to the Technologies pursuant to this contact, the Association shall be prevented from engaging in the implementation and/or application of the Technologies, and it undertakes to hand over to the Company, shortly after signature of this contract, all materials in its possession which pertain to the Technologies.

5. For the removal of doubt, it is clarified that the Association is handing over solely to the Company all its rights to the Technologies on a completely exclusive basis, and upon signature of this contract and fulfillment by the Company of its obligations pursuant thereto, waives any right whatsoever to the Technologies and to all matters in respect thereof.

6. The Company shall be entitled to handle the rights transferred to it pursuant to this contract as though it is the sole owner, including registration of the rights in its name in any place which registers rights as aforesaid. However, the Company declares that it knows that the Association has not undertaken and has not even declared in any manner whatsoever that the Technologies being handed over are copyrights and/or patents protected in accordance with any kind of law, and/or that its rights to the Technologies are protected in any manner, and the Company renounces any argument and/or claim in this matter.

7. Notwithstanding the aforementioned in Section 6 above, the Association undertakes to assist the Company, to the best of its ability, to register the rights to the Technologies in its name in any place which engages in the registration of such rights, provided that all its expenses in this matter are borne by the Company.


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8.   The Company declares that it has inspected the Technologies and the rights of the Association thereto, and has found them to be satisfactory and suitable, and it renounces any argument and/or claim with respect to this matter.

9. It is agreed by the parties that, notwithstanding the aforementioned in this contract, should the Association enter liquidation proceedings or cease operations, including reporting to the Registrar of Associations, the following provisions shall apply:

     a. Subject to payment in full of the consideration stipulated in Section 3a and Section 3b above, the Technologies shall be fully and unconditionally owned by the Company.

     b. The Company shall be exempt from payment of the royalties stipulated in Section 3c above or any other payment to the Association and/or to whomever may come in its stead, and/or is appointed to conduct the transaction and/or is appointed to liquidate the Association and/or to any third party which has purchased and/or received in the form of a transfer and/or in any other manner, the assets of the Association and/or its rights and/or its liabilities of any type or kind.

     c. The right of the Association and/or of any of the entities listed in sub-paragraph b. above to restore to its possession and ownership the rights to the Technologies by virtue of Section 11 below - shall expire.

10. It is agreed by the parties, that in any event, the Association shall not be permitted to assign its rights pursuant to this contract, in full or in part, to any third party, unless with the prior written consent of the Company, at its exclusive discretion, and without being under any obligation to consent to said request.

11. It is agreed by the parties that if the Company does not actually begin the commercial application and implementation of any of the technologies pursuant to this contract within seven years from date of signature of this contract, the Association shall be entitled - but not obliged - to restore to its possession and ownership the rights to said technology, subject to the reimbursement of all the amounts it received from the Company pursuant to this contract, at their value in NIS, in accordance with the representative rate known on the date of reimbursement.

12. The Association undertakes toward the Company that it and/or any of its employees and/or persons working on its behalf shall not make any use of the Technologies and/or the information connected thereto, and shall not transfer this information to any third party, in full and/or in part, and that it undertakes to have all its employees and/or persons working on its behalf sign a confidentiality agreement with respect to all the information acquired by them in connection with these Technologies. Should the Association violate its obligations according to this clause, the Association shall pay to the Company compensation which has been agreed and estimated in advance, without any requirement for proof of


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     actual damage, at a rate of fifty percent of the payments actually received by the Association from the Company, pursuant to this contract, up to the date on which said violation was discovered (hereinafter: the "Agreed Compensation"), without derogating from the rights of the Company to bring suit for full damages in accordance with any law. Notwithstanding the aforesaid, it is agreed by the parties that the Association shall not be obliged to pay said Agreed Compensation if it proves that it took all reasonable steps to prevent a violation, and that the violation was committed without its consent and/or was contrary to its instructions.

13. Any modification of this agreement shall not be valid unless made in writing and signed by both parties.

14. Any notice sent by one party to the other shall be considered as having been received by the second party within 72 hours from dispatch, and if delivered by hand - upon delivery.

In witness whereof the parties have set their hands:

The Association for the Development of
          International
         Energy Projects
          /s/ [ILLEGIBLE]                                    /s/ Y. Unger
         ----------------                                    ------------
         The Association                                      The Company
          Signed: ( - )



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               Appendix A - Estimate of the Association's Expenses


a.   CO2 Technology


     (1)  Cost of employing Mr. Gennady Sachsonov, on the
          assumption that he devoted 50% of his work time to this
          technology, based on the total cost of his employment
          by the Association amounting to NIS 305,408, totaled
          NIS 152,704, the equivalent of:                              $ 42,000


     (2)  Journeys to Russian in connection with this technology:
          $ 6,000

     (3)  Communications expenses (fax, telephone, etc.)               $  6,000

     (4) 20% overhead (for current expenses, management, structure, $ 14,000 etc.).

     (5)  Total:                                                       $ 68,000

b.       Conversion Technology


     (1)  Cost of employing Mr. Yuri Kisselman, on the assumption that 60% of his work time was devoted to this
          technology, based on the total cost of his employment
          by the Association amounting to NIS 365,579, totaled
          NIS 219,347, the equivalent of:                              $ 60,000

     (2)  Cost of six journeys to Russia in connection with this
          technology:                                                  $  9,000

     (3)  Communications expenses, including fax, post and
          telephone:                                                   $  6,000

     (4)  20% overhead (current expenses, management, structure,
          etc.).                                                       $ 15,000

     (5)  Total:                                                       $ 90,000



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